UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016 (November 15, 2016)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On November 15, 2016, CONE Midstream Partners LP, a Delaware limited partnership (the “Partnership”), CONE Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and CONE Midstream Operating Company LLC, a Delaware limited liability company (the “Operating Company”), entered into a Contribution Agreement (the “Contribution Agreement”) with CONE Gathering LLC (“CONE Gathering”), a Delaware limited liability company and a midstream joint venture formed by CONSOL Energy Inc., a Delaware corporation (“CONSOL”), and Noble Energy, Inc., a Delaware corporation (“Noble”), and the other parties thereto, under which the Partnership will acquire the remaining 25% limited partner interest (the “Acquisition”) in CONE Midstream DevCo I LP (“DevCo I LP”) from CONE Gathering in exchange for (i) cash consideration in the amount of $140 million, (ii) the Partnership’s issuance of 5,183,154 common units representing limited partner interests in the Partnership (the “Common Units”) at an issue price of $20.42 per Common Unit (the “Common Unit Issue Price”) and (iii) the Partnership’s issuance to the General Partner of an additional general partner interest in the Partnership in an amount necessary for the General Partner to maintain its two percent general partner interest in the Partnership. The Common Unit Issue Price was calculated as the volume-weighted average trading price of the Partnership’s Common Units over the trailing 20-day trading period ending on November 11, 2016. The Partnership expects to fund the cash consideration with borrowings under its revolving credit facility. The Acquisition is expected to close on or about November 16, 2016, subject to customary closing conditions. CONE Gathering will distribute the cash consideration and will have the Common Units issued 50% to CNX Gas Company LLC (“CNX Gas”), a wholly owned subsidiary of CONSOL, and 50% to Noble Midstream LLC (“Noble Midstream”), a wholly owned subsidiary of Noble.

The Contribution Agreement contains customary representations, warranties, agreements and covenants of the Partnership, the General Partner, the Operating Company and CONE Gathering. CONE Gathering, on the one hand, and the Partnership, the General Partner and the Operating Company, on the other hand, have agreed to indemnify each other and their respective affiliates, directors, officers, employees, agents and representatives against certain losses resulting from any breach of their representations, warranties, agreements or covenants contained in the Contribution Agreement, subject to certain limitations.

As of November 15, 2016, (i) CNX Gas owned 4,519,060 Common Units and 14,581,561 subordinated units in the Partnership (the “Subordinated Units”), representing an aggregate 32.1% limited partner interest in the Partnership and (ii) Noble Midstream owned 4,519,061 Common Units and 14,581,560 Subordinated Units, representing an aggregate 32.1% limited partner interest in the Partnership. Each of CONSOL and Noble own a 50% membership interest in CONE Gathering, which owns all of the membership interests in the General Partner. The General Partner owns a 2% general partner interest in the Partnership.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Contribution Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL or any of its subsidiaries or affiliates or their assets. The representations, warranties and covenants contained in the Contribution Agreement are made solely for purposes of the agreement and are made as of its date; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Contribution Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or their assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in public disclosures. There can be no assurance that the transactions contemplated by the Contribution Agreement will be consummated.

Following the closing of the Acquisition, the Partnership will amend and restate its existing gas gathering agreements with each of CONSOL and Noble (as amended and restated, the “GGAs”) in order to reflect the transactions contemplated by the recently announced Exchange Agreement under which CONSOL and Noble agreed to separate their Marcellus Shale joint venture by creating two separate operating areas. The forms of GGAs have been agreed to in the Contribution Agreement and will be executed and become effective in connection with the closing of the Exchange Agreement. As the GGAs are merely intended to reflect the change in ownership of the properties underlying the Marcellus Shale joint venture as between CONSOL and Noble, the entry into the GGAs is not expected to have a material impact on the Partnership.

Item 7.01 Regulation FD Disclosure.

On November 16, 2016, CONSOL issued a press release announcing the transaction described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 10.1	Contribution Agreement dated as of November 15, 2016, by and among CONE Gathering LLC, CONE Midstream GP LLC, CONE Midstream Partners LP, CONE Midstream Operating Company LLC and certain other signatories thereto. Exhibits to the Contribution Agreement identified in the Table of Contents to the Contribution Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release dated November 16, 2016 regarding entering into the Contribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Executive Vice President

Dated: November 16, 2016

Exhibit Index

Exhibit Number	Description of the Exhibit

Exhibit 10.1	Contribution Agreement dated as of November 15, 2016, by and among CONE Gathering LLC, CONE Midstream GP LLC, CONE Midstream Partners LP, CONE Midstream Operating Company LLC and certain other signatories thereto. Exhibits to the Contribution Agreement identified in the Table of Contents to the Contribution Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release dated November 16, 2016 regarding entering into the Contribution Agreement.